UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

BlackRock TCP Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE MEETING DATE IS FAST APPROACHING
PLEASE VOTE YOUR PROXY TODAY

May 5, 2022

Dear Stockholder:

According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of BlackRock TCP Capital Corp. to be held on May 24, 2022, at 8:30 a.m., Pacific Time. Copies of the proxy materials can be found online at http://investors.tcpcapital.com/financial-information/annual-reports. Because TCPC is a widely-held company, your vote is extremely important no matter how many shares you hold.

Please vote your shares today so the Company may avoid additional solicitation expenses and potential delays.

For the reasons set forth in the Proxy Statement dated April 1, 2022, the Board of Directors recommends that you vote “FOR” both Proposals. As a reminder, Proposal 2 is the same proposal that has been approved by shareholders every year since TCPC went public. Leading independent proxy advisory firms, ISS & Glass Lewis, have both recommended voting “FOR” Proposal 2.  Please vote your shares via the internet or by telephone as soon as possible or alternatively, please sign, date, and return the enclosed voting instruction form (see the instructions below).

If you have any questions about the proposals to be voted on, please call our solicitor, D.F. King & Co., Inc., at (800) 967-4617. On behalf of your Board of Directors, thank you for your trust and continued support.

Sincerely yours,

/s/ Rajneesh Vig

Rajneesh Vig
Chair of the Board of Directors and
Chief Executive Officer

THREE EASY WAYS TO VOTE!

 Form of Email to Unvoted Registered Shares

(to be personalized with shareholder info)

Subject: Time Sensitive - TCPC Proxy Voting Instructions

Dear ___________,

According to our latest records, we have not received your voting instructions for the Annual Meeting of Stockholders of BlackRock TCP Capital Corp. to be held on May 24, 2022. Copies of the proxy materials can be found online at http://investors.tcpcapital.com/financial-information/annual-reports. Your vote is extremely important, no matter how many shares you hold, because TCPC is a widely-held company. Please vote your shares today so the Company may avoid additional solicitation expenses and potential delays.

For the reasons set forth in the Proxy Statement dated April 1, 2022, the Board of Directors recommends that you vote “FOR” both Proposals. As a reminder, Proposal 2 is the same proposal that has been approved by shareholders every year since TCPC went public. Please note that [all three of the leading independent proxy advisory firms, Institutional Shareholder Services (ISS), Glass Lewis and Egan Jones,] have recommended voting “FOR” Proposal 2.

Please vote your shares online at vote.proxyonline.com or by telephone by calling 1-800-454-8683 as soon as possible. To vote, you will need the Control Number listed on your proxy card. Please contact TCPC Investor Relations at 310-566-1094 with any questions.

If you do not have a copy of your proxy card, you may vote your shares by calling our proxy solicitor, DF King, at (800) 967-4617. One of their representatives can take your vote over the phone. Please contact TCPC Investor Relations at 310-566-1094 with any questions.

Thank you for your trust and continued support,

Form of Follow Up Email to Unvoted Registered Shares

(to be personalized with shareholder info)

Subject: Time Sensitive - TCPC Proxy Voting Instructions

Dear ___________,

We were just following up on our email below as our records show that you have not yet voted your TCPC shares.

Please vote your shares online at vote.proxyonline.com or by telephone by calling (888) 227-9349 as soon as possible. To vote you will need the Control Number listed on your proxy card. Please contact TCPC Investor Relations at 310-566-1094 with any questions.

If you do not have a copy of your proxy card, you may vote your shares by calling our proxy solicitor, DF King, at (800) 967-4617. One of their representatives can take your vote over the phone. Please contact TCPC Investor Relations at 310-566-1094 with any questions.

Thank you for your trust and continued support,